UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012

SANDRIDGE MISSISSIPPIAN TRUST II

(Exact name of registrant as specified in its charter)

Delaware	001-35508	30-0709968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Congress Avenue, Suite 500 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (855) 802-1092

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On April 17, 2012, SandRidge Mississippian Trust II (the “Trust”) and SandRidge Energy, Inc. (“SandRidge”) entered into an underwriting agreement, by and among the Trust, SandRidge and the underwriters named therein (the “Underwriters”) providing for the offer and sale by the Trust in a firm commitment underwritten offering of 26,000,000 common units of beneficial interest in the Trust (“Common Units”). The public offering price per Common Unit was $21.00. Pursuant to the Underwriting Agreement, the Trust also granted the Underwriters a 30-day option to purchase an additional 3,900,000 Common Units to cover over-allotments, if any.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated April 17, 2012, by and among SandRidge, the Trust, and Morgan Stanley & Co. LLC, Raymond James & Associates, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SandRidge Mississippian Trust II

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

	By:	/s/ Michael J. Ulrich
Name: Michael J. Ulrich
Title: Vice President

Date: April 18, 2012

Exhibit Index

Exhibit No.	Description
1.1

Underwriting Agreement, dated April 17, 2012, by and among SandRidge, the Trust, and Morgan Stanley & Co. LLC, Raymond James & Associates, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters.